Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Annual Report (Form 10-K) of Oragenics, Inc. of our report dated February 26, 2015, with respect to the 2014 and 2013 financial statements of Oragenics, Inc. We consent to the incorporation of our report by reference in the following Registration Statements:

(i)	Form S-8 Registration Statements (Nos. (Nos. 333-110646, 333-150716, 333-163083 and 333-184588) of Oragenics, Inc. pertaining to the Oragenics, Inc. 2012 Equity Incentive Plan; and

(ii)	Registration Statement (Form S-3 Nos. 333-183685) and related Prospectus of Oragenics, Inc. for the registration of 9,437,834 shares of its common stock.

/s/ Mayer Hoffman McCann P.C.

Clearwater, Florida

February 27, 2015